Exhibit 10.38
AMENDMENT 5
This Amendment 6 becomes part of the Xcelerate Partner Agreement (the “Agreement”), dated August 02, 2001, between NSI and Sunbelt Software Distribution Inc. (“VAR”).
Whereas, NSI and VAR wish to modify certain provisions regarding NSI Products, the Agreement shall be modified as follows:
Schedule A should be replaced with the following language:
1. Description of Licensed Software
Licensed Software:
▪	Double-Take®: Real time transaction based backup software.

▪	GeoCluster: adds data redundancy to MSCS Clusters (Microsoft Cluster Services) by creating replicated disks to all available cluster nodes.

▪	Double-Take® Workgroup NAS Edition for Windows: Real time transaction based backup software for 1 processor NAS devices.

Network Specialists Inc.	Sunbelt Software Distribution Inc.

Date: 2/13/04	Date:

Signature:	/s/ Scott Meyers	Signature:	/s/ Jo Murciano

Print Name: Scott Meyers	Print Name: Jo Murciano

Title: COO	Title: CEO

Fax Number: (201) 656 2727	Fax Number:

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